UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2017
XL GROUP LTD
(Exact name of registrant as specified in its charter)

Bermuda	1-10804	98-1304974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, One Bermudiana Road, Hamilton, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (441) 292-8515

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As announced on April 4, 2017, Mr. Stephen Catlin, will retire from his role as Deputy Executive Chairman of XL Group Ltd (the “Company”), effective May 15, 2017. He will remain employed with the Company as a Special Advisor to the CEO through December 31, 2017 (the “Retirement Date”). In connection with his retirement, on March 31, 2017, the Company and XL Services (Bermuda) Ltd entered into an Agreement and Release with Mr. Catlin (the “Agreement”) under which, Mr. Catlin will resign from all officer positions with the Company and its affiliates as well as his membership on all boards of directors and committees of the Company’s affiliates by June 30, 2017 or such other later date mutually agreed to between the Company and Mr. Catlin. In connection with Mr. Catlin’s retirement, he has notified the Company that he will not to stand for re-election as a director of the Company at its May 19, 2017 Annual General Meeting.
The Agreement provides for: (i) payment of Mr. Catlin’s base salary through the Retirement Date; (ii) Mr. Catlin’s eligibility to receive an annual incentive award for 2017; (iii) retirement treatment under Mr. Catlin’s equity awards, including prorated vesting (with value determined by performance through 2017 and 2018, respectively) of Mr. Catlin’s 2015 and 2016 performance unit awards and continued vesting of stock options granted to Mr. Catlin in 2015 and 2016, but excepting awards granted in February 2017, which will be canceled; (iv) accelerated vesting of Mr. Catlin’s restricted cash unit awards granted in May 2015 ; and (v) reimbursement of business expenses incurred prior to the Retirement Date.
In addition, the Agreement provides that Mr. Catlin will provide consulting services to the Company following his Retirement Date from January 1, 2018 to September 30, 2018 (the “Consulting Term”). The consulting services will include his continuing to provide leadership as the Company’s representative to the United Nations Insurance Development Forum and related projects. Provided he complies with the terms of the Agreement, Mr. Catlin will receive a consulting fee of $2,500,000, payable in the following manner: $1,667,500 payable on or by January 31, 2018, and $832,500 payable on or by May 31, 2018.
The Agreement further provides for Mr. Catlin’s release of claims against the Company as well as confidentiality, non-competition, non-solicitation and non-disparagement restrictions. The non-competition restriction is limited to the duration of the Consulting Term, while the non-solicitation restrictions extend for an additional three months following the Consulting Term.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits. The following are filed herewith:

Exhibit No.	Description
10.1	Agreement and Release dated March 31, 2017, between XL Group Ltd, XL Services (Bermuda) Ltd and Mr. Stephen Catlin.

99.1	Press Release ("XL Group Ltd Announces Retirement of Stephen John Oakley Catlin as Executive Deputy Chairman"), dated April 4, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Group Ltd
Date: April 4, 2017	By:	/s/ Kirstin Gould
Name: Kirstin Gould Title: General Counsel and Secretary